Exhibit 99.2 Q1 2024 Results Conference Call April 30, 2024

Disclaimer & Cautionary Statements This presentation includes forward-looking statements. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Such forward-looking statements include statements regarding: • Future sales or sales growth; • Estimates of potential market size and demand for the Company’s current and future products; • Plans for expansion outside of the U.S.; • The effectiveness of amniotic tissue as a therapy for any particular indication or condition; • Expected spending on research and development and litigation; • Expectations regarding the reimbursement environment for the Company’s products; • The Company’s long-term strategy and goals for value creation, the status of its pipeline products, expectations for future products, and expectations for future growth and profitability 2

Disclaimer & Cautionary Statements Additional forward-looking statements may be identified by words such as believe, expect, may, plan, potential, will, preliminary, and similar expressions, and are based on management's current beliefs and expectations. Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: • Future sales are uncertain and are affected by competition, access to customers, patient access to hospitals and healthcare providers, the reimbursement environment and many other factors; • The future market for the Company’s products can depend on regulatory approval of such products, which might not occur at all or when expected, and is based in part on assumptions regarding the number of patients who elect less acute and more acute treatment than the Company’s products, market acceptance of the Company’s products, and adequate reimbursement for such therapies; • The process of obtaining regulatory clearances or approvals to market a biological product or medical device from the FDA or similar regulatory authorities outside of the U.S. is costly and time consuming, and such clearances or approvals may not be granted on a timely basis, or at all, and the ability to obtain the rights to market additional, suitable products depends on negotiations with third parties which may not be forthcoming; and • The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this presentation and the Company assumes no obligation to update any forward- looking statement. 3

Joe Capper Chief Executive Officer helping humans heal.

Q1:24 Highlights 1 Gross Margin Net Income Net Sales Adjusted EBITDA $85MM 85% $9MM $19MM +18% year-over-year 22% of net sales Cash Balance Portfolio Expansion Free Cash Flow Launched $48MM into Xenografts $5MM E-Commerce & Account Management Platform 1 – EBITDA, Adjusted EBITDA, related margins and Free Cash Flow are non-GAAP financial measures. See our Earnings Release for the quarter ended March 31, 2024 for a 5 reconciliation to the nearest GAAP measure.

Evolving Our Strategic Priorities from 2023 to 2024 2023 2024 Innovate & diversify product portfolio to Build leadership position in Wound & Surgical maximize growth Develop & deploy programs to expand Develop opportunities in adjacent markets footprint in Surgical market Demonstrate corporate discipline around expenses Introduce initiatives to enhance customer intimacy Committed to Evolving & Achieving Strategic Priorities to Strengthen and Grow Business Over Long-Term 6

AXIOFILL Update FDA has taken position that AXIOFILL is subject to regulation under Section 351 as a biologic drug MIMEDX pursued formal pre-RFD and RFD process in 2023 Currently, similar human-derived particulate products are on the market and classified either as Section 361 products or with FDA 510(k) clearance In March following RFD outcome, we filed a claim in federal court; expect this matter to take a year or less at a cost estimated to be in the six figures Believe outcome of this proceeding is important for our industry and product pipeline 7

Doug Rice Chief Financial Officer helping humans heal.

Strong Q1:24 Net Sales Total Net Sales By Site of Service By Product Type $85 Other $11MM $72 $28 +32% $26 Hospital Private $44MM Office +4% $57 $30MM $45 +41% Q1:23 Q1:24 Q1:23 Q1:24 Wound Surgical Sixth consecutive quarter of double-digit year-over-year net sales growth 9 $ millions $ millions

Q1:24 Gross Profit & Gross Margin Favorable Mix Once Again Helping Drive Gross Margin Expansion 80 $72 Q1:24 gross profit and gross margin $59 improvements were driven by higher net sales and a favorable product mix, respectively 85% 83% Continue to expect this business to achieve consistent, mid-80% gross margins 0 Q1:23 Q1:24 10 $ millions Gross Margin

Q1:24 Operating Expenses Q1:23 $55 $52 Q1:24 Operating expense leverage more than offsetting higher sales $3 $3 commissions % of net sales 73% 65% 5% 3% R&D SG&A Adjusted EBITDA $19 margin above 20% $9 $6 to start 2024 -$5 8% % of net sales (7%) 11% 22% Adjusted EBITDA Net Income/Loss 11 $ millions $ millions

Q1:24 Balance Sheet & Cash Flows Q1:24 Q1:24 Revolving Credit Refinancing Free Cash Flow Line Repaid Net Cash Balance Completed $29MM $5MM $30MM Jan. 2024 Strengthening Financial Position Provides Optionality for Future Organic and Inorganic Opportunities 12

Joe Capper Chief Executive Officer helping humans heal.

Q1:24 Summary Net Sales of $85 million were up 18% year-over-year Gross profit margin increased to 85% Adjusted EBITDA of $19 million reflected 22% of net sales Growth in all sites-of-service Successful refinancing in January to strengthen our balance sheet Acquired rights to commercialize our first xenograft product later this year 14

Medicare Addressing Needed Changes for Skin Substitute Reimbursement Last week, a unified proposed LCD was published outlining a significant overhaul of Medicare reimbursement of skin substitutes Similar in some ways to LCDs from last year that were ultimately shelved, with some important differences If finalized as proposed, EPIFIX and EPICORD would reflect two of the 15 products eligible for coverage in the category EPIEFFECT is among those not covered; we had planned to invest in studies and will seek clarity on specific evidence generation needed in order to ultimately obtain coverage for this product Uncertain timing for finalization, but likely some time in 2H:24 Near-term uncertainty likely in the marketplace, but longer-term a positive outcome for MIMEDX if implemented as written 15

Closing Remarks, Q&A